Calculation of Filing Fee Tables
S-3
Soluna Holdings, Inc
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.001 per share	Other	2,700,000	$ 0.74	$ 1,998,000.00	0.0001381	$ 275.92
Fees to be Paid	2	Equity	Common Warrants 1 to purchase shares of Common Stock	Other	1,350,000		$ 0.00	0.0001381	$ 0.00
Fees to be Paid	3	Equity	Common Warrants 2 to purchase shares of Common Stock	Other	650,000		$ 0.00	0.0001381	$ 0.00
Fees to be Paid	4	Equity	Pre-Funded Warrant to purchase shares of Common Stock	Other	700,000		$ 0.00	0.0001381	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 1,998,000.00		$ 275.92
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 275.92
Offering Note
[1]	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers an indeterminate number of additional shares as may be issuable as a result of stock splits, stock dividends or similar transactions. Consists of (i) 700,000 shares of the registrant's common stock, par value $0.001 per share (the "Common Stock"), issuable upon exercise of the pre-funded warrants (the "Pre-Funded Warrants"), (ii) 1,350,000 shares of Common Stock issuable upon exercise of common warrants (the "Common Warrants 1") and (iii) 650,000 shares of Common Stock issuable upon exercise of common warrants (the "Common Warrants 2" and together with the Common Warrants 1, the "Common Warrants") issued to the selling securityholder on April 1, 2026' in connection with that certain Consent and Amendment No. 1 to the Credit Agreement and Amendment No. 1 to the Pledge Agreement, dated April 1, 2026,, by and among Soluna DVSL ComputeCo, LLC, Soluna DVSL II ComputeCo, LLC, Soluna KK I ComputeCo, LLC, Soluna DV Wind SponsorCo, LLC, Generate Lending, LLC, as administrative agent and collateral agent, and Generate Strategic Credit Master Fund I-A, L.P. Pursuant to Rule 457(c) under the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is the average of the high and low prices reported for the Common Stock, as quoted on The Nasdaq Capital Market on April 9, 2026.

[2]	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers an indeterminate number of additional shares as may be issuable as a result of stock splits, stock dividends or similar transactions. Represents the Common Warrants 1 being registered for resale. Pursuant to Rule 457(c) under the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is the average of the high and low prices reported for the Common Stock, as quoted on The Nasdaq Capital Market on April 9, 2026. In accordance with Rule 457(g) under the Securities Act, because the shares of Common Stock underlying the Pre-Funded Warrants and Common Warrants are registered hereby, no separate registration fee is required with respect to the Pre-Funded Warrants and Common Warrants registered hereby.

[3]	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers an indeterminate number of additional shares as may be issuable as a result of stock splits, stock dividends or similar transactions. Represents the Common Warrants 2 being registered for resale. Pursuant to Rule 457(c) under the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is the average of the high and low prices reported for the Common Stock, as quoted on The Nasdaq Capital Market on April 9, 2026. In accordance with Rule 457(g) under the Securities Act, because the shares of Common Stock underlying the Pre-Funded Warrants and Common Warrants are registered hereby, no separate registration fee is required with respect to the Pre-Funded Warrants and Common Warrants registered hereby.

[4]	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers an indeterminate number of additional shares as may be issuable as a result of stock splits, stock dividends or similar transactions. Represents the Pre-Funded Warrants being registered for resale. Pursuant to Rule 457(c) under the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is the average of the high and low prices reported for the Common Stock, as quoted on The Nasdaq Capital Market on April 9, 2026. In accordance with Rule 457(g) under the Securities Act, because the shares of Common Stock underlying the Pre-Funded Warrants and Common Warrants are registered hereby, no separate registration fee is required with respect to the Pre-Funded Warrants and Common Warrants registered hereby.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date